UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2018 (April 25, 2018)

Date of Report (Date of earliest event reported)

QUALITY CARE PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37805	81-2898967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7315 Wisconsin Avenue, Suite 550 East Bethesda, MD 20814
(Address of principal executive offices) (Zip code)

(240) 223-4680 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2018, Quality Care Properties, Inc. (the “Company”), together with certain of its subsidiaries, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Welltower Inc. (“Welltower”) and Potomac Acquisition LLC (“Potomac”), a Delaware limited liability company and a subsidiary of Welltower (“Merger Sub”), pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Merger Agreement, Welltower would acquire all of the outstanding capital stock of the Company in an all-cash merger (the “Merger”).

In connection with the transactions contemplated by the Merger Agreement, on April 25, 2018, the Company also entered into an Alternative Plan Sponsor Agreement (the “Alternative PSA”), by and among the Company, HCR ManorCare, Inc. (“HCR”), ProMedica Health System, Inc. (“ProMedica Parent”), Suburban Healthco, Inc. (“Purchaser” and, together with ProMedica Parent, “ProMedica”) and Meerkat I LLC (the “JV”), pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Alternative PSA, ProMedica would acquire all of the newly issued common stock of HCR (the “HCR Acquisition”) as part of an alternative plan of reorganization in connection with HCR’s ongoing bankruptcy proceeding.  The Company also entered into additional agreements in respect of HCR’s bankruptcy proceeding, as discussed in further detail below.

Merger Agreement

Upon consummation of the Merger, the Company’s stockholders will receive $20.75 in cash for each share of Company common stock, plus an additional right to receive a per share cash payment of $0.006 per day during the period beginning on August 25, 2018 through the closing of the Merger (the “Closing”) (such payments, the “Merger Consideration”).

The Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to solicit and engage in negotiations and discussions with respect to third-party proposals until 45 days after the execution of the Merger Agreement (the “Go-Shop Period End Time”).  Notwithstanding the “no-shop” restrictions discussed below, following the Go-Shop Period End Time, the Company may continue to solicit and engage in negotiations and discussions with respect to a third-party (an “Excluded Party”) whose proposal the Company’s board of directors has determined in good faith, not more than three business days after the end of the Go-Shop Period End Time, is or could reasonably be expected to lead to a Superior Offer (as such term is defined in the Merger Agreement).

From and after the Go-Shop Period End Time, the Company is subject to a “no-shop” restriction on its ability to solicit, or provide information to or engage in discussions with, third parties in connection with, any third-party proposals. The no-shop provision is subject to a customary “fiduciary-out” provision.

Each of the Company’s and Welltower’s obligation to consummate the Merger is subject to a number of customary closing conditions, including: (1) approval of the Merger by holders of a majority of the outstanding shares of Company common stock; (2) delivery of a legal opinion to the Company addressing the Company’s qualification as a REIT; (3) material compliance with covenants; (4) accuracy of each party’s representations, subject to materiality thresholds; (5) absence of injunctions or orders that prohibit or restrain the consummation of the Mergers; and (6) the closing of the HCR Acquisition.  The Closing is anticipated to occur in the third quarter of 2018.

Both the Company and Welltower have certain termination rights under the Merger Agreement.  Upon termination of the Merger Agreement under specified circumstances—including by the Company to enter into a definitive agreement with respect to a Superior Offer—the Company will be required to pay Welltower a termination fee equal to either $19.8 million (including in the case of a Superior Offer made by an Excluded Party) or $59.5 million.  Upon termination of the Merger Agreement under certain other specified circumstances—including, subject to certain exceptions, the failure of the HCR Acquisition to close prior to October 12, 2018 or the failure of the court in the HCR bankruptcy proceeding to issue a revised confirmation order prior to June 29, 2018—the Company will be entitled to receive a reverse termination fee equal to $250 million.

The Company has made customary representations and warranties and has agreed to certain customary covenants in the Merger Agreement, including, among others, covenants to conduct its business in the ordinary course and maintain its REIT status.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Plan Agreements

Alternative PSA

The Alternative PSA contemplates that, among other things, pursuant to an amended plan of reorganization of HCR (the “Amended Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), which Amended Plan is attached as an exhibit to and incorporated into the Alternative PSA, the Purchaser will acquire all of the newly issued common stock of HCR, in exchange for a cash contribution (consisting of either a capital contribution or a combination of a capital contribution and an unsecured, subordinated loan in a principal amount not to exceed $550 million) by ProMedica to HCR in an amount sufficient to pay, in full, all claims in respect of HCR’s existing secured credit facility, an agreed deferred rent obligation owed to the Company in the amount of approximately $440 million (the “Agreed Deferred Rent Obligation”) and a distribution to the holders of HCR’s existing preferred and common equity in the amount of $50 million (the “Total Equity Distribution”).

The Amended Plan includes the following terms, which shall apply if the transactions contemplated by the Alternative PSA (the “Plan Transactions”) are consummated:

•                  The Agreed Deferred Rent Obligation owed to the Company will be paid in full; the balance of the Company’s claims against HCR will be waived and released;

•                  All creditors (including creditors holding claims subordinated pursuant to section 510(b) of the Bankruptcy Code) of HCR other than the Company will be unimpaired under the Plan;

•                  Holders of HCR’s existing preferred and common equity will receive a portion of the Total Equity Distribution, allocated as set forth in the Amended Plan; and

•                  The Plan will include customary releases and exculpation by HCR of the reorganized HCR, its current and former representatives, ProMedica, the Company and certain other parties.

The Alternative PSA contains additional commitments by HCR, ProMedica and the Company relating to the conduct of HCR’s bankruptcy case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Case”), including for HCR to use reasonable best efforts to pursue entry of a confirmation order by the bankruptcy court confirming the Amended Plan within 65 days following the date of the Alternative PSA.

The consummation of the Plan Transactions is subject to certain conditions, including: (i) the receipt of certain state licensing approvals with respect to the Plan Transactions; (ii) the entry by the bankruptcy court of a confirmation order confirming the Amended Plan; and (iii) no entry of an order by the bankruptcy court dismissing the Chapter 11 Case or converting the Chapter 11 Case into a case under Chapter 7 of the Bankruptcy Code or an order materially inconsistent with the Alternative PSA, the Amended Plan or the confirmation order in a manner adverse to ProMedica or the Company.  The obligation of HCR to consummate the Plan Transactions is also conditioned upon compliance by ProMedica in all material respects with its pre-closing obligations under the Alternative PSA, while the obligation of ProMedica to consummate the Plan Transactions is also conditioned upon a court of competent jurisdiction not having determined that HCR has breached in any material respect its pre-closing obligations under the Alternative PSA.

The Alternative PSA will automatically terminate if the Merger Agreement is terminated.  The Alternative PSA may also be terminated by the Company if an order confirming the Amended Plan is not entered within 65 days following the date of the Alternative PSA, the Plan Transactions have not been consummated by 11:59 p.m. New York City time on October 12, 2018, or if HCR fails to pay such cash and cash equivalents available to pay all or part of the Reduced Cash Rent (as defined in the Alternative PSA) after making all transfers of funds permitted under HCR’s existing secured credit facility and retaining such reserves and making such other expenditures that either HCR’s chief restructuring officer or board of directors has determined would be necessary to allow HCR to operate in the ordinary course of business.  Either HCR or ProMedica may also terminate the Alternative PSA if the Plan Transactions have not been consummated by 11:59 p.m. New York City time on October 15, 2018.  The Alternative PSA also contains various other termination rights.

HCR, ProMedica and the Company have made customary representations, warranties and covenants in the Alternative PSA.  ProMedica has further agreed to reimburse HCR for certain restructuring costs paid from and including May 1, 2018 until the earlier of (i) the Effective Date (as defined in the Amended Plan) or (ii) the date of termination of the Alternative PSA, in an aggregate amount not to exceed $2 million per calendar month.

On the date the Plan Transactions are consummated, the JV or an entity or entities designated by the JV (the "Lessors") and HCR III Healthcare, LLC, a wholly owned subsidiary of HCR (“HCR III”), will also enter into a new master lease, the basic terms of which are attached as an exhibit to the Alternative PSA (the “New Master Lease”) which lease shall be guaranteed by ProMedica and shall supersede the existing master lease.  On the date the Plan Transactions are consummated, HCR III and its subsidiaries to whom HCR III subleases certain facilities will amend their applicable sublease agreements to reflect the terms of the New Master Lease.  Within three days after the Effective Date, HCR III and the Original Lessors (as defined in the Alternative PSA) under the existing master lease will terminate, release and discharge HCR’s guaranty of the obligations under the existing master lease.

Amendment to Existing PSA

Concurrent with the execution of the Alternative PSA, HCR, the Company, HCP Mezzanine Lender, LP and the lessors identified therein (collectively, together with the Company and HCP Mezzanine Lender, LP, the “Purchaser Parties”) entered into an amendment (the “Amendment to Existing PSA”) to the plan sponsor agreement, dated as of March 2, 2018 (the “Existing PSA”), pursuant to which the Purchaser Parties consented to HCR’s entry into the Alternative PSA and the Alternative RSA (as defined below).  The Amendment to the Existing PSA also makes termination of the Alternative PSA a condition to the consummation of the transactions contemplated by the Existing PSA, extends the outside date for consummation of the transactions contemplated by the Existing PSA to January 15, 2019 and makes certain other changes to the terms of the Existing PSA.

Alternative Restructuring Support Agreement

Concurrent with the execution of the Alternative PSA, HCR, Carlyle MC Partners, L.P., a Delaware limited partnership, Carlyle Partners V-A MC, L.P., a Delaware limited Partnership, Carlyle Partners V MC, L.P., a Delaware limited partnership, CP V Coinvestment A, L.P., a Delaware limited partnership, and CP V Coinvestment B, L.P., a Delaware limited partnership (collectively, the “Majority Holders”), ProMedica Parent and MC Operations Investments, LLC, a wholly owned indirect subsidiary of the Company (together with the Majority Holders and ProMedica Parent, the “Restructuring Support Parties”), entered into a restructuring support agreement (the “Alternative RSA” and, together with the Alternative PSA and the Amendment to Existing RSA, the “Plan Agreements”), pursuant to which, subject to the terms and conditions therein, the Restructuring Support Parties, as the owners of common stock of HCR and/or the sponsor under the Alternative PSA, covenanted to, among other things, support the Plan Transactions and the Amended Plan.  In addition, the Restructuring Support Parties agreed not to transfer, sell or pledge their HCR common stock or the right to vote unless the transferee of those shares joins the Alternative RSA.

All obligations pursuant to the Alternative RSA will terminate upon the earlier of the Effective Date of the Amended Plan or the date of termination of Alternative PSA and Existing PSA.  As of April 25, 2018, the Restructuring Support Parties collectively owned 38,901,801 shares of common stock of HCR, representing more than eighty percent of the total shares of common stock of HCR issued and outstanding on that date.

The foregoing description of the Plan Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of such agreements, which are attached hereto as Exhibits 2.2, 2.3 and 10.1 and are incorporated by reference herein.

The Plan Agreements have been attached as exhibits hereto to provide investors with information regarding their terms.  They are not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Plan Agreements were made only for purposes of the Plan Agreements as of the specific dates therein, were solely for the benefit of the parties to the Plan Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Plan Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Plan Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Plan Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The information in this Current Report on Form 8-K is not intended to be, and should not in any way be construed as, a solicitation of votes on the Amended Plan, nor should the information contained herein or in the Plan Agreements be relied on for any purpose with respect to the Amended Plan.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.qcpcorp.com.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 6, 2018, and in other documents filed by the Company, including on behalf of such individuals, with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Safe Harbor Statement

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases.  Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements.  Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the contemplated agreements; the failure to obtain the Company’s stockholders’ approval of the transaction; or the failure to satisfy any of the other conditions to the completion of the transaction, including conditions related to approval by the U.S. Bankruptcy Court overseeing HCR’s chapter 11 case; the effect of the announcement of the transaction on the ability of the Company to maintain relationships with its partners, tenants, providers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other risks and uncertainties described in the Company’s reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 8, 2018 and other periodic reports the Company files with the SEC, which are available at www.sec.gov and the Company’s website at www.qcpcorp.com.  The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2018, by and among Welltower Inc., Potomac Acquisition LLC, Quality Care Properties, Inc. and certain subsidiaries of Quality Care Properties, Inc.

2.2

Alternative Plan Sponsor Agreement, dated as of April 25, 2018, by and among HCR ManorCare, Inc., Quality Care Properties, Inc., ProMedica Health System, Inc., Suburban Healthco, Inc., Meerkat I LLC and the other lessors identified therein

2.3

Amendment, dated as of April 25, 2018, to the Plan Sponsor Agreement, dated March 2, 2018, by and among HCR ManorCare, Inc., Quality Care Properties, Inc., HCP Mezzanine Lender, LP and the lessors identified therein

10.1

Restructuring Support Agreement, dated as of April 25, 2018, by and among HCR ManorCare, Inc., Carlyle MC Partners, L.P., Carlyle Partners V-A MC, L.P., Carlyle Partners V MC, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P., ProMedica Health System, Inc. and MC Operations Investments, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY CARE PROPERTIES, INC.

	By:	/s/ C. Marc Richards
		Name:	C. Marc Richards
Date: April 30, 2018		Title:	Chief Financial Officer